EXHIBIT 24
Power of Attorney
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint HOPE DMUCHOWSKI, JEFF L. FLEMING, SHANNON M. HERNANDEZ, and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934 by First Horizon Corporation and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
/s/ D. Bryan Jordan	Chairman of the Board, President & Chief Executive Officer and Director (principal executive officer)	February 27, 2025
D. Bryan Jordan
/s/ Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	February 27, 2025
Hope Dmuchowski
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	February 27, 2025
Jeff L. Fleming
/s/ Harry V. Barton, Jr.	Director	February 27, 2025
Harry V. Barton, Jr.
/s/ Jeffrey J. Brown	Director	February 27, 2025
Jeffrey J. Brown
/s/ Velia Carboni	Director	February 27, 2025
Velia Carboni
/s/ John C. Compton	Director	February 27, 2025
John C. Compton
/s/ Wendy P. Davidson	Director	February 27, 2025
Wendy P. Davidson
/s/ John W. Dietrich	Director	February 27, 2025
John W. Dietrich

1	2024 FORM 10-K ANNUAL REPORT

EXHIBIT 24
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ J. Michael Kemp, Sr.	Director	February 27, 2025
J. Michael Kemp, Sr.
/s/ Rick E. Maples	Director	February 27, 2025
Rick E. Maples
/s/ Vicki R. Palmer	Director	February 27, 2025
Vicki R. Palmer
/s/ Colin V. Reed	Director	February 27, 2025
Colin V. Reed
/s/ Cecelia D. Stewart	Director	February 27, 2025
Cecelia D. Stewart
/s/ Rosa Sugrañes	Director	February 27, 2025
Rosa Sugrañes
/s/ R. Eugene Taylor	Director	February 27, 2025
R. Eugene Taylor

2	2024 FORM 10-K ANNUAL REPORT